UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2016

INC RESEARCH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36730	27-3403111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3201 Beechleaf Court, Suite 600 Raleigh, North Carolina		27604-1547
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 876-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 24, 2016, INC Research Holdings, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Meeting”). The certified results of the matters voted upon at the Meeting, which are more fully described in the Company’s proxy statement, are as follows:

1. Election of Directors. In an uncontested election, each of the following Class II nominees was elected to the Board of Directors for a term expiring at the 2019 annual meeting of stockholders or until their successors have been elected and qualified. The following table reflects the voting results for each nominee:

Nominee	For	Against	Abstain	Broker Non-Votes
Robert W. Breckon	41,636,302	1,241,789	16,930	None
David F. Burgstahler	24,326,659	18,551,684	16,678	None
Terry Woodward	27,572,170	15,306,173	16,678	None

2. Approval, on an advisory (nonbinding) basis, of the resolution regarding executive compensation:

For	Against	Abstain	Broker Non-Votes
42,349,923	456,429	88,669	None

This proposal was approved on an advisory (non-binding) basis.

3. Approval, on an advisory (nonbinding) basis, of the frequency of future stockholder advisory votes on executive compensation:

One Year	Two Years	Three Years	Abstain
40,445,009	12,792	2,348,171	89,049

The stockholders approved, on an advisory (non-binding) basis, an annual stockholder advisory vote on executive compensation. In light of these results, which are consistent with the Company’s recommendation, the Company will hold an advisory (non-binding) vote on executive compensation each year until such time as the next advisory (non-binding) vote regarding the frequency of advisory (non-binding) votes on executive compensation is submitted to the Company’s stockholders.

4. Approval of the INC Research Holdings, Inc. 2016 Employee Stock Purchase Plan:

For	Against	Abstain	Broker Non-Votes
42,692,154	129,391	73,476	None

This proposal was approved.

5. Approval of the INC Research Holdings, Inc. 2014 Equity Incentive Plan, as amended and restated, including to increase the number of shares authorized for issuance and approve material terms under Section 162(m) of the Internal Revenue Code of 1986, as amended:

For	Against	Abstain	Broker Non-Votes
40,166,990	2,637,869	90,162	None

This proposal was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2016	INC RESEARCH HOLDINGS, INC.

	By:	/s/ Christopher L. Gaenzle
	Name:	Christopher L. Gaenzle
	Title:	Chief Administrative Officer and General Counsel